EXHIBIT 99.1

NEWS RELEASE

Contact:

Robert M. Thornton, Jr.

Chief Executive Officer

(770) 933-7004

SUNLINK HEALTH SYSTEMS, INC. ANNOUNCES THE ELECTION OF

MARK J. STOCKSLAGER AS DIRECTOR TO BOARD OF DIRECTORS.

On July 20, 2023, the board of directors (the “Board”) of SunLink Health Systems, Inc. (“SSY,” the “Company,” we,” “us” or “our”) filled a vacant seat on the Board of Directors by electing Mark J. Stockslager as a director of the Company.

Mr. Stockslager, 63, has been SunLink’s Chief Financial Officer since July 1, 2007. He was interim Chief Financial Officer from November 6, 2006 until June 30, 2007. He has been the Principal Accounting Officer since March 11, 1998 and was Corporate Controller from November 6, 1996 to June 4, 2007. He has been associated continuously with our accounting and finance operations since June 1988 and has held various positions, including Manager of U.S. Accounting, from June 1993 until November 1996. From June 1982 through May 1988, Mr. Stockslager was employed by Price Waterhouse & Co.

SunLink Health Systems, Inc. is the parent company of subsidiaries that own and operate healthcare properties and businesses in the Southeast. Each of the Company’s businesses is operated locally with a strategy of linking patients’ needs with healthcare professionals. For additional information on SunLink Health Systems, Inc., please visit the Company’s website.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the company’s business strategy. These forward-looking statements are subject to certain risks, uncertainties, and other factors, which could cause actual results, performance, and achievements to differ materially from those anticipated. Certain of those risks, uncertainties and other factors are disclosed in more detail in the company’s Annual Report on Form 10-K for the year ended June 30, 2022 and other filings with the Securities and Exchange Commission which can be located at www.sec.gov